MUTUAL RESCISSION AGREEMENT

This Mutual Rescission Agreement (“Agreement”) is entered into and effective this 23rd day of July, 2003 by and between RAMMSCO, Inc., a Nevada corporation (“RAMMSCO”) and Humatech, Inc., an Illinois corporation (“Humatech”). RAMMSCO and Humatech shall each be referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, RAMMSCO and Humatech entered into a Mining Materials Purchase Agreement dated March 26, 2003 (the “Materials Agreement”), wherein RAMMSCO agreed to sell certain Materials to Humatech at agreed-upon prices (the Materials Payments). The Materials Agreement also contained agreements regarding exclusivity, confidentiality, an option to purchase additional materials, and a right of first refusal;

WHEREAS, in contemplation of entering into the Materials Agreement, the Parties sought the advice of a tax professional about the taxable impact of the transactions contemplated thereby. Based on the advice received, and specifically the fact that the transactions would not result in a large immediate taxable event for either Party, the Parties executed the Materials Agreement;

WHEREAS, the Parties have, subsequent to the date of the Materials Agreement, been advised that the tax advice they received prior to executing the Materials Agreement was false, and thus entered into the Materials Agreement based upon a mistake of fact;

WHEREAS, based on the mistake of fact, the Parties now desire to mutually rescind the Materials Agreement in its entirety and terminate the obligations of either Party arising out of the Materials Agreement, effective back to the date of its execution;

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, without admitting or denying any wrongdoing by any Party hereto, the Parties covenant, promise and agree as follows:

AGREEMENT

1.   The Materials Agreement is rescinded in its entirety by mutual agreement of the Parties as of the date thereof. As a result of the rescission of the Materials Agreement, RAMMSCO agrees to return to Humatech the Agreement Consideration (as defined in the Materials Agreement). Neither Party will have any further obligation to the other Party.

2.   Effective on the date hereof, each Party (“Releasing Party”), and its respective agents, affiliates, divisions, predecessors, successors and assigns, releases the other Party, and its present and former agents, officers, directors, attorneys, and employees, from and against any and all claims, agreements, contracts, covenants, representations, obligations, losses, liabilities, demands and causes of action which it may now or hereafter have or claim to have against that Party, which arises from or is related to Materials Agreement.

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3.   Releasing Party acknowledges and agrees that this Agreement applies to all claims that Releasing Party may have against the other Party arising out of, or pertaining to, the Materials Agreement, including, but not limited to, causes of action, injuries, damages, claims for costs or losses to Releasing Party’s person and property, real or personal, whether those injuries, damages, or losses are known or unknown, foreseen or unforeseen, or patent or latent. Releasing Party agrees not to file any complaints, causes of action, or grievances with any governmental, state or county entity against the other Party arising out of, or pertaining to the Materials Agreement.

4.   Each Party hereto will hold and will cause its agents, officers, directors, attorneys, employees, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, the terms of this Agreement and all other documents and information concerning any other Party furnished it by such other Party or its representatives in connection with the Materials Agreement (except to the extent that such information can be shown to have been (i) previously known by the Party to which it was furnished, (ii) in the public domain through no fault of such Party, or (iii) later lawfully acquired from other sources by the Party to which it was furnished), and each Party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. Each Party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other Party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

5.   Each Party acknowledges and represents that, in executing this Agreement, such Party has not relied on any inducements, promises, or representations made by any Party or any party representing or serving such Party, unless expressly set forth herein.

6.   This Agreement does not constitute an admission of liability by any Party for any purpose, except as otherwise provided herein.

7.   The representations and warranties contained in this Agreement are deemed to and do survive the execution hereof.

8.   This Agreement may not be amended, canceled, revoked or otherwise modified except by written agreement subscribed by both Parties.

9.   This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective partners, employees, agents, servants, heirs, administrators, executors, successors, representatives and assigns.

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10.   All Parties hereto agree to pay their own costs and attorneys' fees except as follows:

(a)  In the event of any action, suit or other proceeding instituted to remedy, prevent or obtain relief from a breach of this Agreement, arising out of a breach of this Agreement, involving claims within the scope of the releases contained in this Agreement, or pertaining to a declaration of rights under this Agreement, the prevailing Party shall recover all of such Party's attorneys' fees and costs incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

(b)  As used herein, attorneys' fees shall be deemed to mean the full and actual costs of any legal services actually performed in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services.

11.   This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Arizona including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. Venue for any action brought under this Agreement shall be any court of the State of Arizona and any federal court located in Arizona.

12.   The Parties agree and stipulate that each and every term and condition contained in this Agreement is material, and that each and every term and condition may be reasonably accomplished within the time limitations, and in the manner set forth in this Agreement. Terms used in this Agreement shall have the same meaning as in the Materials Agreement, unless stated otherwise.

13.   The Parties agree and stipulate that time is of the essence with respect to compliance with each and every item set forth in this Agreement.

14.   This Agreement, along with the exhibits hereto, sets forth the entire agreement and understanding of the Parties hereto and supersedes any and all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

15.   This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties hereto, agreeing to be bound hereby, execute this Agreement upon the date first set forth above.

“RAMMSCO”	“Humatech”

RAMMSCO, Inc.	Humatech, Inc.

/s/ David Williams	/s/ David Williams

By: David Williams	By: David Williams
Its: President	Its: President

Attested:	Attested:

/s/ John D. Rottweiler	/s/ John D. Rottweiler

By: John D. Rottweiler	By: John D. Rottweiler
Its: Secretary	Its: Secretary

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